SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
                               (Amendment no. __)


Filed by the Registrant    [X]
Filed by a party other than the Registrant   [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                              KOMAG, INCORPORATED
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transactions applies:

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(2)  Aggregate number of securities to which transactions applies:

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(3)   Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)   Proposed maximum aggregate value of transaction:

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(5)   Total fee paid:

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[ ]   Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount previously paid:

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(2)   Form, Schedule or Registration Statement No.:

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(3)  Filing party:

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(4)  Date filed:

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



                               KOMAG, INCORPORATED
                             1704 Automation Parkway
                           San Jose, California 95131

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 27, 1998


         The annual meeting of stockholders (the "Annual Meeting" of Komag, Incorporated (the "Company")) will be held at Komag, Incorporated, Building 9, 1705 Automation Parkway, San Jose, California, 95131 on Wednesday, May 27, 1998, at 10:00 a.m. for the following purposes:


         1.       To elect the Board of Directors for the following year.

         2. To approve an amendment to the Company's 1988 Employee Stock Purchase Plan to increase the number of shares issuable thereunder by 1,300,000 shares.

         3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending January 3, 1999.

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Stockholders of record at the close of business on March 30, 1998 will be entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company. Whether or not you plan to attend the Annual Meeting in person, please sign, date and return the enclosed proxy in the reply envelope provided. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy will assist us in preparing for the Annual Meeting.

         All stockholders are cordially invited to attend the Annual Meeting. A map to Komag's location is included at the end of the Proxy Statement for reference.


                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           Stephen C. Johnson,
                                           President and Chief Executive Officer


                                           Tu Chen,
                                           Chairman of the Board


San Jose, California
April 10, 1998

                               KOMAG, INCORPORATED
                             1704 Automation Parkway
                           San Jose, California 95131

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 27, 1998


                                     GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of Komag, Incorporated, a Delaware corporation (the "Company"), for use at the Annual Meeting to be held on May 27, 1998. The Annual Meeting will begin at 10:00 a.m. at Komag, Incorporated, Building 9, 1705 Automation Parkway, San Jose, CA 95131. Stockholders of record on March 30, 1998 will be entitled to notice of and to vote at the Annual Meeting.

         This Proxy Statement and accompanying proxy (the "Proxy") were first mailed to stockholders on or about April 17, 1998.

Voting

         On March 30, 1998, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 52,894,878 shares of Common Stock outstanding. Each stockholder is entitled to one (1) vote for each share of Common Stock held by such stockholder. Directors will be elected by a plurality vote. Other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of the shares present or represented and entitled to vote on each such matter. Abstentions with respect to any matter other than the election of directors are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained. Each stockholder voting for the election of directors may cumulate such stockholder's vote. Under cumulative voting, a stockholder is allowed one (1) vote per share multiplied by the number of directors to be elected (nine (9) at this meeting) and may cast such cumulative total for one
(1) nominee or may distribute such number among as many nominees as such stockholder chooses.

Revocability of Proxies

         Any person giving a proxy has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 1704 Automation Parkway, San Jose, California, 95131, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Solicitation

         The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward these solicitation materials to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Principal Stockholders


         The following table sets forth certain information known to the Company regarding the ownership of the Company's Common Stock per Schedule 13G filings prior to March 30, 1998 for all persons who are known to be beneficial owners of five percent or more of the Company's Common Stock.

   Name and Address of                                                                                  Percent
   Beneficial Owner                        Amount and Nature of Beneficial Ownership                    of Class
   ----------------                        -----------------------------------------                    --------
Franklin Resources, Inc.                   5,420,485                                                     10.2%
777 Mariners Island Boulevard
San Mateo, CA  94404                       (sole)  voting  power  and  dispositive  power  as to
                                           5,023,700  shares by Franklin  Advisers,  Inc.;  sole
                                           voting   power  as  to   113,000   shares   and  sole
                                           dispositive  power as to 380,900  shares by  Franklin
                                           Advisory Services, Inc.; sole dispositive power as to
                                           15,885  shares  by  Franklin  Management,   Inc.  per
                                           February 14, 1998 Schedule 13G filing)

Neuberger & Berman, LLC                    4,620,024                                                      8.7%
605 Third Avenue
New York, NY 10158-3698                    (shared  dispositive  power  as to all  shares;  sole
                                           voting  power  as to  2,745,024  of such  shares  and
                                           shared  voting  power  as  to  1,850,000  shares  per
                                           February 9, 1998 Schedule 13G filing)

Merrill Lynch Asset Management             4,562,400                                                      8.6%
800 Scudders Mill Road
Plainsboro, NJ  08536                      (shared  dispositive power and shared voting power as
                                           to all such shares per  February  14,  1998  Schedule
                                           13G  filing)  Note:  The Company  believes  that this
                                           stockholder  disposed  of shares  subsequent  to this
                                           Schedule 13G filing,  thereby  reducing  ownership to
                                           less than 2,000,000 shares and less than 5% of class.

Barclays Global Fund Advisors              3,079,463                                                      5.8%
45 Fremont Street
San Francisco, CA 94105                    (sole dispositive power as to all shares; sole voting
                                           power as to 3,055,463 of such shares per February 13,
                                           1998 Schedule 13G filing)

Spears, Benzak, Salomon & Farrell, Inc.    2,877,084                                                      5.5%
127 Public Square
Cleveland, OH  44114-1306                  (sole voting power as to all shares, sole dispositive
                                           power as to 2,873,924 of such shares per February 13,
                                           1998 Schedule 13G filing)

Stock Ownership Table

         The table below indicates the number of shares of the Corporation's common stock beneficially owned as of March 30, 1998 by directors, the nominees recommended by the Nominating Committee and nominated by the Board of Directors for election as directors, by each of the executive officers listed in the Summary Compensation Table below, and by all directors and executive officers as a group. Except as otherwise noted, each person has sole investment and voting powers with respect to the shares shown as beneficially owned. Ownership information is based upon information furnished by the respective individuals.


                DIRECTORS, NOMINEES AND NAMED EXECUTIVE OFFICERS


                                                   Shares Beneficially Owned(12)
                                                   -----------------------------
         Name                                      Number          Percentage
         ----                                      ------          ----------

Tu Chen (1), ...................................     667,124           1.3%

Stephen C. Johnson (2) .........................     459,049            *

Craig R. Barrett(3) ............................      68,000            *

Chris A. Eyre(3) ...............................      47,000            *

Irwin Federman(4) ..............................      87,871            *

George A. Neil(5) ..............................      33,000            *

Max Palevsky(3) ................................     112,127            *

Anthony Sun(3) .................................      99,810            *

Masayoshi Takebayashi (6)(7) ...................      20,250            *

Willard Kauffman (8) ...........................     140,771            *

Christopher H. Bajorek (9) .....................      64,282            *

Fred J. Wiele (10) .............................      39,884            *

Executive officers and directors as a group
(21 persons) (11) ..............................   2,347,755           4.4%


*    Less than 1%

(1) Includes 175,518 shares subject to options which are currently exercisable or which will become exercisable within sixty (60) days after March 30, 1998.

(2) Includes 249,985 shares subject to options which are currently exercisable or which will become exercisable within sixty (60) days after March 30, 1998.

(3) Includes 46,000 shares subject to options which are currently exercisable or which will become exercisable within sixty (60) days after March 30, 1998.

(4) Includes 16,750 shares subject to options which are currently exercisable or which will become exercisable within sixty (60) days after March 30, 1998.

(5) Includes 32,000 shares subject to options which are currently exercisable or which will become exercisable within sixty (60) days after March 30, 1998.

(6) Includes 20,250 shares subject to options which are currently exercisable or which will become exercisable within sixty (60) days after March 30, 1998.

(7) Excludes shares held by Kobe Steel, Ltd. and Kobe Steel USA Holdings Incorporated. Mr. Takebayashi is an Executive Officer of Kobe Precision, Incorporated, a wholly-owned subsidiary of Kobe Steel, Ltd., and on such basis may be deemed, under the 1934 Act, the beneficial owner of the 2,000,002 shares beneficially owned by such corporations with shared voting and investment power with respect thereto. Mr. Takebayashi disclaims beneficial ownership of these shares.

(8) Includes 98,198 shares subject to options which are currently exercisable or which will become exercisable within sixty (60) days after March 30, 1998.

(9) Includes 62,708 shares subject to options which are currently exercisable or which will become exercisable within sixty (60) days after March 30, 1998.

(10) Includes 38,333 shares subject to options which are currently exercisable or which will become exercisable within sixty (60) days after March 30, 1998.

(11) Includes   1,215,103   shares   subject  to  options  which  are  currently
     exercisable or which will become exercisable within sixty (60) days after March 30, 1998.

(12) Some of the individuals may share voting power with regard to the shares listed herein with their spouses.


                                  ITEM NO. 1 --
                              ELECTION OF DIRECTORS

         The Bylaws of the Company provide that the Board of Directors shall be comprised of between eight (8) and twelve (12) directors, with the exact number to be fixed by the Board. The currently authorized number is nine (9) directors. At the Annual Meeting, nine (9) directors will be elected to serve until the Company's next Annual Meeting and until their successors are elected and qualified. The Board of Directors has selected nine (9) nominees, all of whom are current directors of the Company.

          Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. The nine (9) candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company.

Recommendation of the Board of Directors

         The Board of Directors recommends that the stockholders vote FOR the election of each of the following nominees to serve as directors of the Company for the ensuing year until the next Annual Meeting at which time their successors are elected and qualified.

Directors and Nominees

         Set forth below is  information  regarding  the directors and nominees, including  information furnished by them as to principal  occupations,  business experience,  certain other directorships held by them, any arrangements pursuant to which they were selected as directors or nominees.
                                                                                                 Year
                                                                                                 First
                                                                                                 Elected
         Name                                                                            Age     Director
         ----                                                                            ---     --------
Tu Chen ........................   Chairman of the Board of the Company                   63       1983

Stephen C. Johnson .............   President and Chief Executive Officer of the           55       1983
                                     Company

Craig R. Barrett ...............   Executive Vice President and  Chief Operating
                                     Officer, Intel Corporation                           58       1989

Chris A. Eyre ..................   Private Investor                                       51       1983


Irwin Federman .................   General Partner, U.S. Venture Partners                 62       1983


George A. Neil .................   Consultant to Asahi Glass America, Incorporated        60       1994


Max Palevsky ...................   Private Investor                                       73       1984


Anthony Sun ....................   General Partner, Venrock Associates                    45       1983


Masayoshi Takebayashi ..........   President, Chief Executive Officer,                    62       1992
                                     Kobe Precision, Incorporated

         Dr. Chen is a founder of the Company and has served as Chairman of the Board of the Company from its inception in June 1983. From 1971 to June 1983, he was a Member, Research Staff and principal scientist at Xerox Corporation's Palo Alto Research Center. From 1968 to 1971, Dr. Chen was employed as a research scientist for Northrop Corp. Dr. Chen is a director of Asahi Komag Co., Ltd. and Headway Technologies, Incorporated.

         Mr. Johnson is a founder of the Company and has served as President, Chief Executive Officer and a director of the Company since September 1983. Mr. Johnson is a director of Asahi Komag Co. Ltd., Dastek Holding Company, Dastek
(M) Sdn. Bhd., Komag Distribution Company, Komag Asia-Pacific, Incorporated, Komag Technology (N) B.V., Komag Netherlands Antiles N.V., and Uniphase
Corporation. From 1977 to 1983, Mr. Johnson was an officer of Boschert Incorporated, a manufacturer of switching power supplies, initially as Vice President, Marketing and subsequently as President and Chief Executive Officer.

         Dr. Barrett has served as a director of the Company since April 1989. Since 1974 he has been employed by Intel Corporation in a variety of capacities, currently as a director (elected January 15, 1992) and as President and Chief Operating Officer. From 1993 to 1997 Dr. Barrett was Executive Vice President and Chief Operating Officer. From 1990 to 1993 he was Senior Vice President and General Manager of the Microcomputer Components Group. From 1987 to 1989, he was Senior Vice President and General Manager of the Components Technology and Manufacturing Group, and from 1985 to 1987, he served as Vice President and General Manager of the Components Technology and Manufacturing Group.

         Mr. Eyre has served as a director of the Company since September 1983. Mr. Eyre is a private investor and from 1980 to 1987 served as a general partner of Merrill, Pickard, Anderson & Eyre, a general partnership which manages a series of venture capital partnerships.

         Mr. Federman has served as a director of the Company since September 1983. In April 1990, Mr. Federman joined U.S. Venture Partners, a general partnership which manages a series of venture capital partnerships, as a general partner. From February 1988 to March 1990, Mr. Federman served as Managing
Director of Dillon, Read & Co. Incorporated, an investment banking and securities firm. From 1979 until August 1987, Mr. Federman was President and Chief Executive Officer of Monolithic Memories, Incorporated. Mr. Federman was elected Vice Chairman of the Board of Directors of Advanced Micro Devices, Incorporated ("AMD") when Monolithic Memories merged with AMD, and served in that capacity until January 1988. He is also a director of Western Digital Corporation, SanDisk Corporation, Checkpoint Software Technologies, Ltd., Neomagic, Incorporated, and MMC Networks, Inc.

         Mr. Neil has served as Consultant to Asahi Glass America, Incorporated since January 1997. From 1990 through 1996, Mr. Neil served as Senior Vice President of Asahi Glass America, Incorporated. From March 1989 to January 1990, Mr. Neil held several executive positions at various ceramic companies. From August 1986 to July 1990, Mr. Neil was a consultant and President for Thunderbird Technologies, a company specializing in high-speed, low power integrated circuits. From October 1961 to May 1986, Mr. Neil served in various management positions with Corning, Incorporated, including Executive Vice President of Iwaki Glass and President of Corning Japan. Mr. Neil was selected as a nominee pursuant to the terms of a Common Stock Purchase Agreement between the Company and Asahi Glass Co. Ltd. (See "Additional Information--Certain Relationships and Related Transactions" below.)

         Mr. Palevsky has served as a director of the Company since November 1984. He was a member of the Governing Board of the Institute for Advanced Study, Princeton, New Jersey. Mr. Palevsky retired as a director and Chairman of the Executive Committee of Xerox Corporation in 1972. He is a director emeritus of Intel Corporation.

         Mr. Sun has served as a director of the Company since September 1983. Since 1979, he has been associated with Venrock Associates, a venture capital partnership, and has been a general partner since 1980. Mr. Sun is a director of Cognex Corporation, Inference Corp., Award Software International, Worldtalk Communications Corporation, 3Dfx Interactive Incorporated, and several privately held companies.

         Mr. Takebayashi has served as a director of the Company since May 1992. Since September 1964, he has served in various positions with Kobe Steel, Ltd. and its subsidiaries, most recently as President, Chief Executive Officer of Kobe Precision, Incorporated, a wholly-owned subsidiary of Kobe Steel, Ltd., since January 1988. From January 1986 to December 1988, he was the General Manager, International Marketing and Sales Overseas Department of the Aluminum & Copper Division of Kobe Steel, Ltd. He is a member of the board of directors for Kobe Precision Technology Malaysia, Bhd., and a member of the Board of Directors of Komag Material Technology, Incorporated. Mr. Takebayashi was selected as a nominee pursuant to the terms of a Common Stock Purchase Agreement between the Company and Kobe Steel USA Holdings Incorporated. (See "Additional Information--Certain Relationships and Related Transactions" below.)


Committees and Meetings of the Board of Directors

         During the fiscal year ended December 28, 1997, the Board of Directors held five (5) meetings. During this period, each of the directors attended or participated in at least eighty percent (80%) of the aggregate number of Board of Directors meetings and committee meetings of the Board on which he served. The Company has five standing committees: an Audit Committee, a Compensation Committee, a Primary Stock Option Plan Committee, a Nominating Committee, and a Special Stock Option Plan Administration Committee.

         The Audit Committee is primarily responsible for approving the services performed by the Company's independent auditors and reviewing reports of the Company's auditors regarding the Company's accounting practices and systems of internal accounting controls. The Audit Committee formally met four (4) times during the last fiscal year. This Committee currently consists of Messrs. Eyre, Neil and Sun.

         The Compensation Committee reviews and approves the Company's general compensation policies and sets compensation levels for the Company's executive officers. This Committee currently consists of Dr. Barrett and Messrs. Federman, Palevsky and Takebayashi. During fiscal 1997, the Compensation Committee formally met two (2) times. The Compensation Committee also met two (2) times in January 1998 for discussion of fiscal 1997 and 1998 compensation matters.

         The Primary Stock Option Plan Committee administers the discretionary option grant program of the Company's Restated 1987 Stock Option Plan (the "Option Plan") with respect to the Company officers who are subject to the short-swing profit restrictions of the federal securities laws. The Committee will also administer the Company's Employee Stock Purchase Plan. This Committee currently consists of Dr. Barrett and Messrs. Federman and Palevsky. The Primary Stock Option Plan Committee met in September 1997 for discussion of fiscal 1997 and 1998 stock option matters.

         The Nominating Committee is responsible for recommending nominees for members of the Company's Board of Directors. This Committee currently consists of Dr. Chen, and Messrs. Eyre, Johnson, Neil and Takebayashi, with Dr. Chen serving as Chairman. This Committee met on March 18, 1998. The Nominating Committee has not instituted proceedings to consider nominees recommended by security holders, but may do so in the future.

         The Special Stock Option Plan Administration Committee (the "Secondary Committee") has separate but concurrent jurisdiction with the Primary Stock
Option Plan Committee to administer the discretionary option grant program of the Option Plan with respect to non-officer employees. The option grants made by the Secondary Committee will comply with certain guidelines established by the Primary Stock Option Plan Committee. The Secondary Committee currently consists of Dr. Chen and Mr. Johnson and performs its duties on an ongoing basis.


Director Remuneration

         Non-employee Board members receive $4,500 per fiscal quarter and a $1,000 meeting fee for each Board of Directors meeting or Board Committee meeting attended, including telephonic meetings. Non-employee Board members are also eligible to receive periodic option grants under the Automatic Option Grant Program in effect for them under the Option Plan. Each individual who first becomes a non-employee Board member, whether through election by the stockholders or appointment by the Board, will receive, at the time of such initial election or appointment, a stock option grant for 30,000 shares of Common Stock. In addition, on the date of each Annual Stockholders Meeting, each individual who is re-elected as a non-employee Board member will receive an option grant for 7,500 shares of Common, provided such individual has served on the Board for at least six months. Each option grant will have an exercise price equal to the fair market value of the option shares on the grant date and will have a maximum term of ten years, subject to earlier termination upon the optionee's cessation of Board service.

         Each of the non-employee Board Members re-elected at the 1997 Annual Meeting (Messrs. Barrett, Eyre, Federman, Neil, Palevsky, Sun and Takebayashi) received at that time an option grant for 7,500 shares with an exercise price of $34.125 per share. Each option will become exercisable for all the option shares upon the optionee's completion of one year of Board service measured from the grant date. However, the option will become immediately exercisable for all of the option shares upon an acquisition of the Company by merger, consolidation or asset sale or upon certain other changes in control or ownership of the Company. Upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding Common Stock, each of these options will automatically be canceled, and each optionee will in return receive a cash distribution from the Company in an amount per canceled option share equal to the excess of (i) the highest reported price per share of Common Stock paid in the tender offer over (ii) the option exercise price payable per share.

                       ITEM NO. 2 -- APPROVAL OF AMENDMENT
                      TO 1988 EMPLOYEE STOCK PURCHASE PLAN

Introduction

         The stockholders are being asked to vote on a proposal to approve an amendment to the Company's 1988 Employee Stock Purchase Plan (the "Purchase Plan") which will increase the number of shares available for issuance by 1,300,000 shares of Common Stock. The Board of Directors believes that the share increase is necessary to assure that eligible employees of the Company and its participating affiliates will continue to have the opportunity to acquire an equity interest in the Company and thereby further align their interests with those of the stockholders.

         The Purchase Plan was adopted by the Board of Directors on January 21, 1988, and was approved by the stockholders on June 7, 1988. On January 30, 1998, the Board of Directors adopted the amendment to the Purchase Plan which is the subject of this Item No. 2.

         The terms and provisions of the Purchase Plan, as amended, are summarized below. This summary, however, does not purport to be a complete description of the Purchase Plan. Copies of the actual plan document may be obtained by any stockholder upon written request to the Secretary of the Company at the corporate offices in San Jose, California.

Administration

         The Purchase Plan will be administered by the Primary Stock Option Plan Committee, which consists of at least two non-employee Board members appointed by the Board. Such Committee, as Plan Administrator, has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan. All costs and expenses incurred in the administration of the Purchase Plan are paid by the Company without charge to participants.

Securities Subject to the Purchase Plan

         The maximum number of shares of Common Stock that may be sold to participants over the term of the Purchase Plan may not exceed 4,850,000 shares, assuming stockholder approval of this Item No. 2. However, not more than 1,660,088 shares may be issued under the Purchase Plan after March 30, 1998 (assuming stockholder approval of this Item No. 2). The shares of Common Stock issuable under the Purchase Plan may be either shares newly issued by the Company or shares reacquired by the Company, including shares purchased on the open market.

         In the event any change is made to the Company's outstanding Common Stock (whether by reason of any recapitalization, stock dividend, stock split, combination of shares, or other similar change in the corporate structure effected without the Company's receipt of consideration), appropriate adjustments will be made to (i) the class and maximum number of securities purchasable under the Purchase Plan, (ii) the class and maximum number of securities purchasable per participant on any one purchase date, and (iii) the class and number of securities purchasable and the price per share payable under each outstanding purchase right. Such adjustments will prevent any dilution or enlargement of participant rights under the Purchase Plan.

Eligibility and Participation

         Any individual who is employed on a basis under which he or she is expected to work more than twenty (20) hours per week for more than five (5) months per calendar year in the employ of the Company or any participating parent or subsidiary corporation (including any corporation which subsequently becomes such at any time during the term of the Purchase Plan) is eligible to participate in the Purchase Plan upon commencement of employment. Currently, Komag Material Technology, Incorporated, Komag Asia-Pacific, Incorporated, and Komag U.S.A. (Malaysia) Sdn. are participating corporate affiliates.

         As of March 30, 1998, 3,189,912 shares of Common Stock had been issued under the Purchase Plan, and 1,660,088 shares were available for future issuance (assuming stockholder approval of this Item No. 2). As of March 30, 1998, approximately 4,639 employees (including 14 executive officers) were eligible to participate in the Purchase Plan.

Purchase Periods

         The Purchase Plan will be implemented in a series of overlapping purchase periods, each to be of duration (not to exceed twenty-four (24) months per purchase period) as determined by the Plan Administrator prior to the commencement date of the purchase period. Purchase periods may begin, at the Plan Administrator's discretion, on the first day or the first Monday of each fiscal quarter or each alternate fiscal quarter. Accordingly, up to four (4) separate purchase periods may commence in each fiscal year during which the Purchase Plan remains in existence.

         Participants will be granted a separate purchase right for each purchase period in which they participate. The purchase right will be granted on the first day of the purchase period and will automatically be exercised on the last date of each successive three (3)-month or six (6)-month period within that purchase period ("Purchase Date"). No employee may participate in more than one purchase period at a time.

Purchase Price

         The purchase price of the Common Stock acquired on each Purchase Date will be equal to eighty-five percent (85%) of the lower of (i) the fair market value per share of Common Stock on the date on which such purchase right is granted or (ii) the fair market value on such Purchase Date. The fair market value of Common Stock on any relevant date will be the closing price per share on such date as reported on the Nasdaq National Market. The fair market value per share determined on such basis was $14.625 on March 30, 1998.

Purchase Rights and Stock Purchases

         Each participant may authorize periodic payroll deductions of up to ten percent (10%) of his or her base pay during the relevant purchase period for the purchase of Common Stock under the Purchase Plan. On each Purchase Date, the accumulated payroll deductions of each participant will be automatically applied to the purchase of whole shares of Common Stock at the purchase price in effect for that Purchase Date. The maximum number of shares purchasable by the participant on any Purchase Date may not exceed 3,000 shares in the case of quarterly Purchase Dates or 6,000 shares in the case of semi-annual Purchase Dates. In addition, no executive officer of the Company may purchase more than 50,000 shares in the aggregate over the term of the Purchase Plan.

Termination of Purchase Rights

         The purchase right of a participant will terminate upon (i) such individual's termination of employment or (ii) his or her voluntary withdrawal from the Purchase Plan. Any payroll deductions which the participant may have made with respect to the terminated purchase right will be refunded. However, should the participant's employment terminate by reason of death or permanent disability, then that participant (or the legal representative of his or her estate) may, in lieu of such refund, elect to have the accumulated payroll deductions applied to the purchase of Common Stock on the next Purchase Date.

Stockholder Rights

         No participant will have any stockholder rights with respect to the shares covered by his or her purchase right until the shares are actually purchased on the participant's behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

         No purchase rights will be assignable nor transferable by the participant except by will or by laws of inheritance. An outstanding purchase right may, during the participant's lifetime, be exercisable only by that participant.

Merger or Liquidation of Company

         In the event the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of a sale, merger or reorganization in which the Company will not be the surviving corporation or in the event the Company is liquidated, then all outstanding purchase rights will, in connection with the consummation of such transaction, be exercised immediately prior to such transaction by applying all payroll deductions previously collected from participants during the purchase period to the purchase of whole shares of Common Stock at a price per share equal to eighty-five percent of the lower of (i) the fair market value per share of Common Stock on the start date of the purchase period in which that transaction occurs or (ii) the fair market value per share at the time of purchase.

Amendment and Termination

         The Purchase Plan will terminate upon the earlier of (i) December 31, 2001 or (ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights. However, the Board may at any time alter, suspend or discontinue the Purchase Plan. However, the Board may not, without stockholder approval, (i) increase the number of shares issuable under the Purchase Plan, except in connection with certain changes in the Company's capital structure, (ii) alter the purchase price formula so as to reduce the purchase price or (iii) modify the eligibility requirements for participation in the Purchase Plan.

Stock Issuances

         The table below shows, as to each of the Company's executive officers named in the Summary Compensation Table and the various indicated groups, the number of shares of Common Stock purchased under the Purchase Plan between January 1, 1997 and March 30,1998, together with the weighted average purchase price paid per share.

                           PURCHASE PLAN TRANSACTIONS
---------------------------------------------------------------------------------------------------
                                                                    Number of      Weighted Average
  Name                                                          Purchased Shares     Purchase Price
  ----                                                          ----------------     --------------
Stephen C. Johnson                                                      984              $13.97

Tu Chen                                                               1,077              $13.53

Christopher H. Bajorek                                                  984              $13.97

Willard Kauffman                                                        984              $13.97

Fred J. Wiele                                                         1,059              $13.61

All executive officers as a group (14 persons)                       12,642              $13.43

All employees, including current officers who are not               435,558              $13.02
executive officers, as a group (2,853 persons)
---------------------------------------------------------------------------------------------------

New Plan Benefits

         As of March 30, 1998, no purchase rights had been granted under the Purchase Plan on the basis of the 1,300,000-share increase which forms part of this Item No. 2.

Federal Tax Consequences

         The Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.
         If the participant sells or otherwise disposes of the purchased shares within two (2) years after the start date of the offering period in which such shares were acquired or within one (1) year after the date on which those shares were actually purchased, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess.

         If the participant sells or disposes of the purchased shares more than two (2) years after his or her entry date into the offering period in which the shares were acquired and more than one year after the purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) fifteen percent (15%) of the fair market value of the shares on the participant's entry date into that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

         If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) fifteen percent (15%) of the fair market value of the shares on his or her entry date into the offering period in which those shares were acquired will constitute ordinary income in the year of death.

Accounting Treatment

         Under current accounting rules, the issuance of Common Stock under the Purchase Plan will not result in a compensation expense chargeable against the Company's reported earnings provided that prior to the beginning of each offering period the Company has an authorized share reserve equal to or greater than the number of shares issued during the offering period. However, the Company must disclose, in notes to the Company's financial statements, the pro forma impact which the purchase rights granted under the Purchase Plan would have upon the Company's reported earnings were the value of those purchase rights treated as compensation expense.

Recommendation of the Board of Directors

         The Company is seeking the affirmative vote of a majority of the issued and outstanding shares present or represented and entitled to vote at the 1998 Annual Meeting for approval of the amendment to the Purchase Plan. The Board of Directors believes that the amendment to the Purchase Plan is necessary in order to continue to provide equity incentives to attract and retain the services of high quality employees. For this reason, the Board of Directors recommends that the stockholders vote FOR this proposal. If the stockholders do not approve the proposal, then no purchase rights will be granted under the Purchase Plan that require usage of the 1,300,000-share increase. However, the Purchase Plan will continue in effect until the available reserve of Common Stock under the Purchase Plan as last approved by the stockholders is issued.

                                  ITEM NO. 3 --
                      RATIFICATION OF INDEPENDENT AUDITORS

         The Company is asking the stockholders to ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 3, 1999. The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

         In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the ratification of the selection of Ernst & Young LLP.

         Ernst & Young LLP has audited the Company's financial statements annually beginning in 1986. Representatives of the firm, who are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

         The affirmative vote of a majority of the issued and outstanding voting shares is sought for the ratification of the selection of Ernst & Young LLP. The Board of Directors recommends that the stockholders vote FOR this proposal.

Executive Compensation and Related Information

         In compliance with the Securities and Exchange Commission's regulations on disclosure of Executive Compensation, this section presents the Report of the Compensation Committee, a Stock Performance Graph comparing Company stockholder return relative to a broad market index and a peer group index, and Summary and Companion Compensation Tables presenting a detailed representation of the Company's executive compensation practices.

         REPORT OF THE COMPENSATION AND PRIMARY STOCK OPTION COMMITTEES
                            ON EXECUTIVE COMPENSATION

         The Compensation Committee's members, Craig R. Barrett, Irwin Federman, Max Palevsky and Masayoshi Takebayashi, are independent directors who are not employees of the Company and who further qualify as outside directors under
Section  162(m) of the Internal  Revenue  Code.  The  Compensation  Committee is
accountable for the approval of cash compensation programs that fairly compensate key executives and employees and that relate the pay levels of officers to the performance of the Company. The Primary Stock Option Committee's members, Craig R. Barrett, Irwin Federman and Max Palevsky qualify as disinterested persons for purposes of Rule 16b-3 adopted under the 1934 Act. The Primary Stock Option Committee is responsible for all stock option grants to executive officers.


Objectives of the Company's Executive Compensation Plan

         The Company's executive compensation is based on the premise that the executive officers are responsible for achievement of the Company's goals and objectives and are rewarded when achievement of these goals results in successful financial performance. The plan is intended to control fixed base salary costs, to provide a high degree of compensation leverage on both the upside and the downside, to allow flexibility to respond to specific individual issues such as retention, and to balance cost to stockholders against providing appropriate incentives for value creation. To structure the actual annual compensation plans, the Compensation Committee relies on research performed by an independent compensation consulting firm and advice from the Company's human resources department. For comparison purposes, the Company has identified a group of high-performing companies ("peer companies") both within and outside the Company's industry. The Company competes with the peer companies for the hiring and retention of key executives and accordingly compares its executive compensation practices to these companies. Each peer company shares at least one attribute, such as high technology, location or size with the Company. Such comparisons also include the relative financial performance of the Company and the peer companies. Since executive search and retention is not industry specific, no attempt is made to correlate the list of peer companies with the companies in Nasdaq Computer Manufacturers Index, the Company's Industry index in the "Stock Performance Graph."

         The total compensation plan developed for each officer includes base salary, incentive bonus and stock options in addition to participation in the Company's Cash and Deferred Profit Sharing and Employee Stock Purchase Plans subject to the same eligibility criteria applicable to all employees. Executive officers are also eligible to defer salary under the Komag Savings and Deferred Profit Sharing Plan and Non-qualified Deferred Compensation Plan. Base salary is targeted at or below the 50th percentile of base salaries for executives with similar positions among the peer companies. The Compensation Committee considers this level of base salary sufficient, in the context of the total compensation package, to attract and retain executives of the caliber required to manage a company that employs leading edge technology in a highly competitive, rapidly changing industry. The Company's targeted base salary levels control the fixed component of compensation in the event of poor business conditions or Company performance. On an individual by individual basis, the base salaries of the Company's executive officers range from the 40th percentile to the 75th percentile. Variation from the targeted range is due to individual qualifications, including performance, specific technical knowledge, experience and/or total targeted cash compensation as judged by the Compensation Committee.

         To complement base salary, the Compensation Committee administers the Management Bonus Plan (the "Bonus Plan"). The Bonus Plan is designed to provide substantial rewards for exceeding financial performance targets and little or no payout when the Company performs poorly. Specifically, the Bonus Plan provides a pool of funds available for bonus payments based on the Company's operating income as compared to the Annual Operating Plan as approved by the Board of Directors in the first quarter of each fiscal year. The maximum pool is equal to 7% of operating income when actual operating income is greater than or equal to 122% of the Annual Operating Plan. This percentage declines linearly to 2% of operating income at a level of 66.67% of the Annual Operating Plan and to 0% when there is no operating income or an operating loss. The pool is allocated to the executives, up to each executive's pre-established maximum allocation, and to other non-executive employees, in accordance with the plan formula approved by the Company's stockholders. Since the Company sustained an operating loss in 1997, no payments were accrued or paid under the Bonus Plan for the fiscal year.

         The Compensation Committee also administers the Company's Discretionary Bonus Plan (the "Discretionary Plan"). The Discretionary Plan is designed to allow the Compensation Committee the flexibility to grant a bonus to an executive if there is a specific retention issue related to the executive's level of income or if an executive has achieved a substantial objective during a time when the Bonus Plan cannot provide a payout. No such issues arose during 1997 and therefore no payments were accrued or made under this plan for the fiscal year.

         In addition to cash compensation the Company's executive compensation plan includes stock options that are designed to align the interests of the executive officers with those of stockholders, providing each officer with a significant incentive to manage the Company from the long-term perspective of an owner with an equity stake in the business. The stock option plan encourages long-term retention and provides rewards to executives and other eligible employees commensurate with growth in stockholder value. The Primary Stock Option Committee had the sole responsibility for making option grants to the Company's executive officers during 1997. The Primary Stock Option Committee also approved the guidelines for option grants made to other key employees during that fiscal year. Based on a review of competitive data, the Primary Stock Option Committee targeted total option grants for 1997 to fall within a range of 2.5% - 4.0% of total shares outstanding. Actual option grants, net of cancellations, for the fiscal year totaled 3.5% of the weighted average number of shares issued and outstanding. All stock options were granted at the market price per share on the date of grant and have a maximum term of ten years.

         The Primary Stock Option Committee has established guidelines for the number of options to be granted to each level of executive officer, non-executive management and key individual contributor based on analysis of competitive data and internal estimates of the number of options necessary to attract and retain these employees. These guidelines were used to determine the range of options to be granted to each employee through the Company's annual grant program. The Primary Stock Option Committee applied its judgment of individual performance, with some consideration for the number of unvested options held by an individual, when making specific grants to each executive officer. These options will vest entirely in the fourth year after grant so that generally the vesting will not overlap with previously granted options. In total 254,550 stock options were granted to twelve (12) eligible executive officers pursuant to the annual grant program.

         In addition to the annual grants, the Primary Stock Option Committee granted a special award of 299,582 options to five executive officers. In the Primary Stock Option Committee's judgment these executives are critical to the Company's future competitive capability and a special incentive for continued service was warranted. The options will become exercisable in a series of annual installments over either a three or four year period.

         Finally, the Primary Stock Option Committee deemed it in the best interest of the Company to grant new options, as a retention tool, that reflected the lower price level of the Company's stock in the second half of 1997. Accordingly, in October 1997 the Primary Stock Option Committee granted 152,166 options to thirteen (13) eligible executive officers. Each of these options becomes exercisable in a series of installments during the second through fourth years after grant.

Compensation of the Chief Executive Officer and of the Chairman of the Board

         Stephen C. Johnson's and Tu Chen's base salaries for 1997 were at approximately the 40th percentile of salaries paid to executives in comparable positions at the peer companies, in accordance with the Compensation Committee's target. Due to the Company's performance in 1997, no merit increases were awarded for 1998. As no cash bonuses were paid for 1997 under the Company's plans, Mr. Johnson and Dr. Chen received variable compensation only under the Company's Cash Profit Sharing Plan pursuant to which a distribution was made based upon the Company's profitability during the first half of the fiscal year. Mr. Johnson and Dr. Chen were each granted stock options for 113,810 shares during the year. They were among the five officers receiving the special continued service awards described above.

Compliance with Internal Revenue Code Section 162(m)

         As a result of Section 162(m) of the Internal Revenue Code, which was enacted into law in 1993, the Company will not be allowed a Federal income tax deduction for compensation paid to certain officers, to the extent that compensation exceeds one (1) million dollars per officer in any one year. This limitation will be in effect for each fiscal year of the Company beginning after December 31, 1993 and will apply to all compensation paid to the covered executive officers which is not considered to be performance based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. At the 1994 Annual Meeting, the Company obtained stockholder approval for certain amendments to the Company's Stock Option Plan which were designed to assure that any compensation deemed paid in connection with the exercise of stock options granted under that plan, with an exercise price equal to the market price of Common Stock on the grant date, will qualify as performance-based compensation. The Bonus Plan was restructured in 1996 and approved by stockholders so that the payments made under that plan would also qualify as performance-based compensation under
Section 162(m) and the Company obtained a ruling from the Internal Revenue Service that the payments under the Bonus Plan will qualify as performance-based compensation. An amendment to the Bonus Plan was subsequently approved by stockholders in 1997, and future payments thereunder should continue to qualify as performance-based compensation which would not be subject to the Code Section 162(m) limitation on deductibility.


                      MEMBERS OF THE COMPENSATION COMMITTEE

Craig R. Barrett   Irwin Federman    Max Palevsky    Masayoshi Takebayashi


                  MEMBERS OF THE PRIMARY STOCK OPTION COMMITTEE

Craig R. Barrett   Irwin Federman    Max Palevsky


         The members of the Compensation Committee and the Primary Stock Option Committee of the Company's Board of Directors are as named in the above report. No member of either committee was at any time during the 1997 fiscal year, or at any other time, an officer or employee of the Company.

         No executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more of its executive officers serving as a member of the Company's Board of Directors, the Compensation Committee, or the Primary Stock Option Committee. Mr. Takebayashi, a member of the Company's Board of Directors, is an executive officer of Kobe Precision, Inc. a wholly-owned subsidiary of Kobe Steel, Ltd. ("Kobe") and is a member of the Board of Komag Material Technology, Incorporated, a joint venture of the Company and Kobe. For further information concerning this joint venture, see the section below entitled Certain Relationships and Related Transactions.

Stock Performance Graph

         The following graph shows a five year comparison of cumulative total return on common stock for the Company, the S&P 500 Composite Index, and the Computer Manufacturing Index from December 31, 1992 through December 31, 1997.
The past performance of the Company's Common Stock is no indication of future performance.

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

    ------------------------- -------------- -------------- -------------- -------------- ------------- -------------
    Prices   indexed  to  an
    initial   investment  of
    $100                        12/31/92       12/31/93       12/30/94       12/29/95       12/27/96      12/26/97
    ------------------------- -------------- -------------- -------------- -------------- ------------- -------------
    Komag, Incorporated          $100.00        $101.43        $149.29        $263.57       $307.14       $163.57
    ------------------------- -------------- -------------- -------------- -------------- ------------- -------------
    Nasdaq Composite             $100.00        $114.80        $112.21        $158.70       $195.43       $230.56
    ------------------------- -------------- -------------- -------------- -------------- ------------- -------------
    Nasdaq Computer Mfg.         $100.00         $94.77        $104.08        $163.93       $226.88       $253.33
    ------------------------- -------------- -------------- -------------- -------------- ------------- -------------

         The chart above assumes $100 invested on December 31, 1992, in Komag, Incorporated Common Stock, S&P 500 Composite Index and Computer Manufacturing Index, and the reinvestment of dividends (although dividends have not been declared on the Company's Common Stock). Historical returns are not necessarily indicative of future performance. The graph was plotted using the following data:

Summary of Cash and Certain Other Compensation

         The following table sets forth the compensation earned by the Company's
Chief Executive Officer and each of the Company's four other highest-paid executive officers whose base salary and bonus for the 1997 fiscal year was in excess of $100,000 (the "Named Executive Officers") for services rendered in all capacities to the Company and its subsidiaries for the 1997, 1996 and 1995 fiscal years. No executive officer who would have otherwise been included in such table on the basis of salary and bonus earned for the 1997 fiscal year resigned or terminated employment during that fiscal year.

I.                                 SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------
                                                                                Long Term
                                             Annual Compensation                  Awards
             Name and                        -------------------                Securities      All Other
            Principal                                                           Underlying       Compen-
             Position                Year        Salary           Bonus       Option Granted      sation
             --------                ----        ------           -----       --------------      ------
                                                 ($)(1)          ($)(2)            (#)            ($)(3)
  Stephen C. Johnson                 1997       $428,000          $10,621         113,810          $9,067
  President and                      1996       $402,000          $66,949          43,500         $29,744
  Chief Executive Officer            1995       $387,000       $1,049,619          58,000         $39,567

  Tu Chen                            1997       $428,000          $10,621         113,810          $9,067
  Chairman of the Board              1996       $402,000          $66,949          43,500         $29,744
                                     1995       $387,000       $1,049,619          58,000         $39,514

  Christopher H. Bajorek             1997       $316,654           $7,966         160,825          $6,956
  Senior Vice President and          1996       $150,000          $30,000         110,000            --
  Chief Technical Officer            1995            --             --              --               --

  Willard Kauffman                   1997       $305,244           $7,643          27,285          $6,700
  Senior Vice President and          1996       $289,000          $78,147          25,500         $21,559
  Chief Operating Officer            1995       $278,000         $395,699          30,600         $28,609

  Fred  J. Wiele                     1997       $249,995           $6,204          32,528          $5,556
  Senior Vice President              1996       $125,000          $10,000          80,000            --
  Marketing and Sales                1995            --             --              --               --

------------------------------------------------------------------------------------------------------------

(1) Includes salary deferred under the Komag Savings and Deferred Profit Sharing Plan and the Company's Non-Qualified Deferred Compensation Plan.


                                       18

(2) Includes amounts earned for the indicated year under the Company's Cash Profit Sharing Plan, the Management Bonus Plan and the Discretionary Bonus Plan. Amount earned under the Cash Profit Sharing Plan are accrued during a given year and are paid in July of that year and January or February of the following year. Bonuses earned under the
         Management Bonus Plan are accrued during a given year and paid in January or February of the following year. Bonuses under the Discretionary Bonus Plan are awarded by the Compensation Committee for a particular fiscal year solely on the basis of such Committee's competitive compensation analysis for that year and are paid in January or February of the following year. For the 1997 fiscal year, the only bonuses paid were under the Cash Profit Sharing Plan.

(3) Includes for the fiscal years indicated below: (i) the matching contributions ($0.25 match per $1.00 individual contribution) made by the Company on behalf of each Named Executive Officer to the Section 401(k) Savings Program, up to a maximum match of $625 and (ii) the semi-annual profit sharing contributions made by the Company on behalf of each Named Executive Officer to the Savings and Deferred Profit-Sharing Plan and Deferred Compensation Plan:

          ----------------------------------------------------------------------
                                                 Matching        Profit Sharing
                                               Contribution       Contribution
                                               ------------       ------------

          Stephen C. Johnson           1997        $625             $ 8,442
                                       1996        $625             $29,119
                                       1995        $237             $39,330


          Tu Chen                      1997        $625              $8,442
                                       1996        $625             $29,119
                                       1995        $184             $39,330


          Christopher H. Bajorek       1997        $625              $6,331
                                       1996         --                 --
                                       1995         --                 --


          Willard Kauffman             1997        $625              $6,075
                                       1996        $625             $20,934
                                       1995        $312             $28,297


          Fred J. Wiele                1997        $625              $4,931
                                       1996         --                 --
                                       1995         --                 --
          ----------------------------------------------------------------------

Stock Options

         The following table provides information with respect to the stock option grants made for the 1997 fiscal year under the Company's Restated 1987
Stock Option Plan to the Named Executive Officers. Except for the limited stock appreciation right described below, which formed part of the option grant made to each of the Named Executive Officers, no stock appreciation rights were granted to such individuals during the 1997 fiscal year. Potential Realizable
Values noted below reflect hypothetical appreciation based on the stock price at grant date.


II.                                              OPTION GRANTS TABLE
-----------------------------------------------------------------------------------------------------------------------------
                                                                                        Potential Realizable
                                                                                          Value at Assumed
                                                                                            Annual Rates
                                                                                             Stock Price
                                                                                             Appreciation
                                           Individual Grants                               for Option Term
                                           -----------------                               ---------------

                                     Number of     % of
                                    Securities      Total         Exercise
                                    Underlying     Options        or Base                                        Valuation
                                     Options       Granted to      Price                                          per SFAS
                          Date of    Granted       Employees      ($/Share)  Expiration                              123
        Name              Grant(1)     (#)       in Fiscal Year      (2)        Date       5%($)(3)   10%($)(3)   pro forma(4)
        ----             ---------     ---       --------------   ---------    ----       --------   ---------   ------------
Stephen C. Johnson       01/06/97      43,500       1.05%          $26.75     01/06/07    $731,798  $1,854,518     $782,504
                         01/20/97      49,791       1.20%          $28.44     01/20/07    $890,472  $2,256,630     $952,173
                         10/06/97      20,519        .49%          $19.44     10/06/07    $250,827    $635,645     $269,815

Tu Chen                  01/06/97      43,500       1.05%          $26.75     01/06/07    $731,798  $1,854,518     $782,504
                         01/20/97      49,791       1.20%          $28.44     01/20/07    $890,472  $2,256,630     $952,173
                         10/06/97      20,519        .49%          $19.44     10/06/07    $250,827    $635,645     $269,815

Christopher H. Bajorek   01/06/97      25,500        .61%          $26.75     01/06/07    $428,985  $1,087,132     $458,710
                         01/20/97     100,000       2.41%          $28.44     01/20/07  $1,788,419  $4,532,206   $1,912,340
                         10/06/97      35,325        .85%          $19.44     10/06/07    $431,818  $1,094,311     $464,506


Willard  Kauffman        01/06/97      20,400        .49%          $26.75     01/06/07    $343,188    $869,706     $366,968
                         10/06/97       6,885        .16%          $19.44     10/06/07     $84,163    $213,286      $90,535

Fred J. Wiele            01/06/97      17,850        .43%          $26.75     01/06/07    $300,289    $760,992     $321,097
                         10/06/97      14,678        .35%          $19.44     10/06/07    $179,426    $454,700     $193,009
----------------------------------------------------------------------------------------------------------------------------

  Each option has a maximum term of 10 years, subject to earlier termination upon the optionee's cessation of service. Each option will become immediately exercisable for all the option shares in the event the Company is acquired by a merger or asset sale (unless the option is assumed or replaced by the acquiring entity) or in the event the optionee's employment terminates by reason of death, permanent disability or retirement at or after age 65. Each option includes a limited stock appreciation right which would result in the cancellation of that option upon a take-over of the Company effected through a hostile tender offer for more than 50% of the Company's outstanding Common Stock. In return, the optionee will be entitled to a cash distribution from the Company per canceled option share equal to the highest reported price paid per share of Common Stock in such tender offer, less the option exercise price per share.


                                       20

(1) The option granted to each Named Executive Officer will become exercisable for the option shares in a series of installments over such individual's period of service with the Company as specified below, measured from the grant date.

         Grant Date        Vesting Schedule
         ----------        ----------------


         01/06/97 Vesting and exercisable for 8.33% of option shares upon completion of thirty-seven (37) months of service following the grant date, and the remainder vesting in eleven (11) successive equal monthly installments of 8.33% each upon completion of each subsequent month of service, becoming fully vested and exercisable forty-eight (48) months following grant date.

         01/20/97 Vesting and exercisable at varying percentages (from 10% to 50%) of the option shares upon completion of one (1) year of service following grant date, with the remainder in subsequent annual installments over either a two (2) or three (3) year period, becoming fully vested and exercisable in no longer than four
                           (4) years following grant date.

         10/06/97 Vesting and exercisable for 25% of option shares upon completion of one (1) year of service following grant date, and the remainder vesting in twelve (12) successive equal quarterly installments upon completion of each additional quarter of service, becoming fully vested and exercisable forty-eight
                           (48) months after grant date.

(2)      The  exercise  price may be paid in cash,  in  shares of the  Company's
         Common Stock valued at fair market value on the exercise date, or through a cashless exercise procedure involving a same-day sale of the purchased shares.

(3) There is no assurance provided to any executive officer, or any other holder of the Company's securities, that the actual stock price appreciation from the grant date and over the 10 year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(4) For purposes of such pro forma disclosure, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 6.3%; volatility factor of the expected market price of the Company's Common Stock of 61.9%; and a weighted-average expected life of such options of 6.5 years. There was no dividend yield included in the calculation since the Company does not pay dividends. The weighted-average fair value of options granted to all employees during 1997 was $11.06. For officer grants during 1997, the weighted-average fair value of the options was $17.20.

Option Exercises and Holdings

         The table below sets forth information concerning the exercise of options during the 1997 fiscal year and unexercised options held as of the end of such year by the Named Executive Officers. No stock appreciation rights were exercised during such fiscal year, and except for the limited stock appreciation rights described in Footnote (1) to the Option Grant Table above which form part of each stock option grant, no stock appreciation rights were outstanding at the end of such fiscal year.

III.                                   OPTION EXERCISES AND YEAR-END VALUE TABLE

               Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Value:
-----------------------------------------------------------------------------------------------------------------
                                                                       Number of
                                                                      Securities
                                                                      Underlying               Value of
                                                                      Unexercised            Unexercised
                                                                        Options              In-The-Money
                                  Shares                               At Fiscal          Options at Fiscal
                                 Acquired             Value           Year-End(#)          Year-End ($)(2)
                                on Exercise        Realized(1)    Exercisable (E)/        Exercisable (E)/
           Name                     (#)                (#)         Unexercisable (U)      Unexercisable (U)
           ----                     ---                ---         -----------------      -----------------
   Stephen C. Johnson               --                 --             218,807 E             $1,360,293 E
                                                                      219,143 U               $121,592 U


   Tu Chen                          --                 --             144,347 E               $824,792 E
                                                                      219,143 U               $121,592 U


   Willard Kauffman                 --                 --              84,667 E               $461,077 E
                                                                       86,718 U                $72,260 U


   Christopher H. Bajorek           --                 --              41,250 E                  $0.00 E
                                                                      229,575 U                  $0.00 U


   Fred J. Wiele                    --                 --              30,000 E                  $0.00 E
                                                                       82,528 U                  $0.00 U
-----------------------------------------------------------------------------------------------------------

(1) Value Realized equals the market price value of the shares at the time of exercise less the exercise price thereof.

(2) Excess of the closing price per share of the Company's Common Stock at the end of the fiscal year ($14.3125) over the option exercise price. If the closing price is less than the exercise price, then the value of unexercised options equals zero.

Employment Contracts and Termination of Employment Agreements

         None of the Company's executive officers have employment contracts or severance agreements with the Company.

Officer Loans

         The Company has advanced the sum of $169,079 to Mr. Bajorek during the 1997 fiscal year to finance the cost of his legal fees in connection with a lawsuit brought by his former employer. The advances bear interest at the market rate required under the federal tax laws. The highest amount outstanding under these advances during the 1997 fiscal year was $176,194, and as of March 30, 1998, the amount outstanding was $229,939.

Certain Relationships and Related Transactions

         The Company and Kobe Steel USA Holdings Incorporated ("Kobe USA") are joint investors in Komag Material Technology, Inc. ("KMT"). The Company currently owns 80% of KMT and Kobe USA owns the remaining 20%. Pursuant to the Company's joint venture agreement with Kobe USA and its parent corporation Kobe Steel, Ltd. ("Kobe Steel" and, collectively with Kobe USA, "Kobe"), Kobe has agreed to supply substrate blanks to KMT, and the Company has agreed to purchase KMT's entire output of finished substrates. The Company made payments of approximately $42,738,000 to KMT in 1997 for the purchase of finished aluminum substrates. These payments were determined pursuant to a formula-based price whereby the prices paid by the Company may be higher or lower than those available from unrelated third parties. In 1997 the Company also purchased approximately $52,308,000 of products from Kobe Steel and its subsidiaries and distributors. The Company believes that the terms and conditions for the above payments were as favorable as could be obtained from unrelated third parties.

         Pursuant to the terms of a Common Stock Purchase Agreement between Kobe USA and the Company (the "Kobe Agreement"), in March 1990 Kobe USA purchased 2,000,000 shares of the Company's Common Stock for $20,000,000. Kobe has agreed to limit its ownership of the Company's total voting securities to not greater than twenty percent (20%), except that under circumstances such as a potential change of control or the emergence of a larger stockholder, Kobe has a right of first refusal with respect to the issuance of new securities by the Company, and is also entitled to consideration as a future joint venture partner of the Company. In addition, the Kobe Agreement generally restricts the right of Kobe to sell or transfer the shares acquired under the Kobe Agreement. Kobe is also required to vote its shares as directed by the Board of Directors of the Company, subject to certain exceptions such as upon the liquidation or disposition of the Company. Further, so long as Kobe continues to own at least 2,000,000 shares of the Company's Common Stock, the Kobe Agreement provides that the Board of Directors of the Company and its Nominating Committee are generally required to facilitate the election of a designee of Kobe to the Company's Board of Directors and to the Nominating Committee. See "Item No. 1--Election of Directors" above.

         The Company and Asahi Glass Co., Ltd. ("Asahi"), a former holder of greater than 5% of the Company's stock, also entered into a Common Stock Purchase Agreement (the "Asahi Agreement") for the purchase of 2,000,000 shares of the Company's Common Stock for $20,000,000 in January, 1989. The Asahi Agreement was amended in March, 1990 to conform substantially with the terms and conditions of the Kobe Agreement above. In 1997, the Company purchased approximately $17,836,000 worth of equipment from Asahi. The Company believes that the terms and conditions of these purchases were as favorable as could be obtained from unrelated third parties.

         In 1997, the Company recorded sales of approximately $95,302,000 to Asahi Komag Co., Ltd. ("AKCL"), a joint venture between the Company and Asahi that manufacturers thin-film media in Japan, and made purchases of approximately $14,686,000 from AKCL. The Company believes that the terms and conditions of these purchases were as favorable as could be obtained from unrelated third parties.

         In September 1994, the Company announced its participation in Headway Technologies, Inc. ("Headway"), a new company formed to research, develop and manufacture advanced magnetoresistive ("MR") heads for the data storage industry. Hewlett-Packard Company ("HP") and AKCL provided the initial cash funding to Headway in exchange for equity interests. The Company and Asahi Glass America, Incorporated, a wholly-owned subsidiary of Asahi, licensed to Headway MR technology and contributed research and production equipment in exchange for equity. In 1997, AKCL, Asahi Glass America, Incorporated, HP and the Company sold their equity interests in Headway to a group of new investors for $21,990,000. The Company retains no remaining interest in Headway.


Compliance with Section 16(a) Beneficial Ownership Reporting

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely upon written review of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 28, 1997, all
Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent stockholders were met in a timely manner.

                                 OTHER BUSINESS

         The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.


                              STOCKHOLDER PROPOSALS

         Proposals of stockholders that are intended to be presented at the Company's Annual Meeting of Stockholders to be held in 1999 must be received by the Company no later than December 31, 1998 in order to be included in the proxy statement and proxy relating to that meeting.

                                           By Order of the Board of Directors



                                           TU CHEN
                                           Chairman of the Board

                              KOMAG, INCORPORATED

         The Annual meeting of Stockholders will be held at 10;00 a.m. on Wednesday, May 27,1998, at Komag, Incorporated, Building 9, located at:

                                             1705 Automation Parkway
                                             San Jose, California 95131



                         [ Direction Map Graphic Omitted ]

                              KOMAG, INCORPORATED

                        1988 EMPLOYEE STOCK PURCHASE PLAN

              (Restated June 29, 1992 and Amended January 27, 1994,
                     January 22, 1997 and January 30, 1998)


       I.         PURPOSE

                  The Komag, Incorporated 1988 Employee Stock Purchase Plan (the "Plan") is intended to provide eligible employees of the Company and one or more of its Corporate Affiliates with the opportunity to acquire a proprietary interest in the Company through participation in a plan designed to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code (the "Code").

      II.         DEFINITIONS

                  For purposes of administration of the Plan, the following terms shall have the meanings indicated:

                  Base Compensation means (i) the regular base earnings paid to a Participant by one or more Participating Companies, before deduction for any contributions made on the Participant's behalf to any Code Section 401(k) Plan maintained by the Company or any Corporate Affiliate. The calculation of Base Compensation may also include, at the discretion of the Plan Administrator exercisable prior to the start of any purchase period, bonuses, overtime pay, shift differentials and other differentials. Base Compensation shall be calculated on the basis of equivalent bi-weekly straight-time hours (up to a maximum of 79.50 hours for three-day shift employees and 80.00 hours for all other employees) multiplied by straight-time rate. In no event shall Base Compensation include any profit-sharing or other non-salary deferral contributions made on the Participant's behalf pursuant to any qualified profit-sharing plan under Code Section 401(a).

                  Board means the Board of Directors of the Company.

                  Company means Komag, Incorporated, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Komag, Incorporated, which shall by appropriate action adopt the Plan.

                  Corporate Affiliate means any company which is either the parent corporation or a subsidiary corporation of the Company (as determined in accordance with Section 424 of the Code), including any parent or subsidiary corporation which becomes such after the Effective Date.

                  Effective Date means, with respect to the 1992 plan restatement, June 29, 1992. However, should any Corporate Affiliate become a Participating Company in the Plan after such applicable date, then such entity shall designate a separate Effective Date with respect to its employee-Participants.

                  Employee means any person who is regularly engaged, for a period of more than 20 hours per week for more than 5 months per calendar year, in the rendition of personal services to the Company or any other Participating Company for earnings considered wages under Section 3121(a) of the Code.

                  Fiscal Quarter means a three-month period corresponding to a fiscal quarter of the Company, based on the Company's 52-53 week fiscal year ending on the Sunday closest to December 31st of each year.

                  Participant means any Employee of a Participating Company actively participating in the Plan.

                  Participating Company means the Company and such Corporate Affiliate or Affiliates as may be designated from time to time by the Board. The Participating Companies in the Plan, as of the Effective Date, are listed in attached Schedule A.

                  Stock means shares of the common stock of the Company.

     III.         ADMINISTRATION

                  (a) The Plan shall be administered by a committee (the "Committee") comprised of at least two non-employee members of the Board appointed from time to time by the Board. The Committee as Plan Administrator shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan.

                  (b) No member of the Committee while serving as such shall be eligible to participate in the Plan.

      IV.         PURCHASE PERIODS

                  (a) Stock shall be offered for purchase under the Plan through a series of successive purchase periods until such time as (i) the maximum number of shares of Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with
Article X or Article XI.

                  (b) The Plan shall be implemented in a series of successive or overlapping purchase periods, each of such duration (not to exceed twenty-four
(24) months) as determined by the Plan Administrator prior to the start date of the purchase period. Purchase periods will start, at the Plan Administrator's discretion, either on the first day or the first Monday of each successive


                                       2.

Fiscal Quarter or each alternate successive Fiscal Quarter. Accordingly, either four (4) or two (2) separate purchase periods may commence per Fiscal Year.

                  (c) The Participant shall be granted a separate purchase right for each purchase period in which he/she participates. The purchase right shall be granted on the first day of the purchase period and shall be automatically exercised in (i) successive quarterly installments on the last day of each Fiscal Quarter such purchase right remains outstanding, in the case of a purchase period in which purchases are effected quarterly, or (ii) successive semi-annual installments on the last day of each alternate Fiscal Quarter such purchase right remains outstanding, in the case of a purchase period in which purchases are effected semi-annually.

                  (d) An Employee may participate in only one purchase period at a time. Accordingly, an Employee who wishes to join a new purchase period must withdraw from the current purchase period in which he/she is participating and must also enroll in the new purchase period prior to the commencement date for that period.

                  (e) The acquisition of Stock through participation in the Plan for any purchase period shall neither limit nor require the acquisition of Stock by the Participant in any subsequent purchase period. However, the acquisition of Stock through participation in the Plan for any purchase period shall be counted toward the limitations on the number of purchasable shares as provided in Section VII(b) and the accrual limitations as provided in Section VIII.

                  (f) Under no circumstances shall any purchase rights granted under the Plan be exercised, nor shall any shares of Stock be issued hereunder, until such time as (i) the Plan shall have been approved by the Company's shareholders and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933 (as amended), all applicable listing requirements of any securities exchange on which the Stock is listed and all other applicable requirements established by law or regulation.

       V.         ELIGIBILITY AND PARTICIPATION

                  (a) Every Employee of a Participating Company shall be eligible to participate in the Plan on the first day of the first purchase period following the Employee's commencement of service with the Company or any Corporate Affiliate, but in no event shall participation commence prior to the Effective Date.

                  (b) In order to participate in the Plan for a particular purchase period, the Employee must complete the enrollment forms prescribed by the Plan Administrator (including a purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) prior to the commencement date of the purchase period. Such enrollment shall be effective for subsequent, but not overlapping, purchase periods, unless the Employee notifies the Plan Administrator (or its designate) to the contrary prior to the commencement date of any such subsequent purchase period.


                                       3.

                  (c) The payroll deduction authorized by a Participant for purposes of acquiring Stock under the Plan may be any multiple of 1% of the Base Compensation paid to the Participant during the relevant purchase period, up to a maximum of 10%. The deduction rate so authorized shall continue in effect for the entire purchase period and for each subsequent purchase period, unless the Participant shall, prior to the end of the purchase period for which the purchase right is in effect, reduce the rate by filing the appropriate form with the Plan Administrator (or its designate). The reduced rate shall become effective as soon as practicable following the filing of such form. Each Participant shall be permitted such a rate reduction only four (4) times in each purchase period. The reduced rate shall continue in effect for the entire purchase period and for each subsequent purchase period, unless the Participant shall, prior to the commencement of any subsequent purchase period designate a different rate (up to the 10% maximum) by filing the appropriate form with the Plan Administrator (or its designate). The new rate shall become effective for the first purchase period commencing after the filing of such form. Payroll deductions, however, will automatically cease upon the termination of the Participant's purchase right in accordance with Section VII(d) or (e) below.

      VI.         STOCK SUBJECT TO PLAN

                  (a) The Stock purchasable by Participants under the Plan shall, solely in the Board's discretion, be made available from either authorized but unissued Stock or from reacquired Stock, including shares of Stock purchased on the open market. The total number of shares of Stock which may be issued under the Plan shall not exceed 4,850,000 shares (subject to adjustment under Section VI(b)). Such share reserve includes the 1,300,000-share increase authorized by the Board on January 30, 1998, subject to stockholder approval at the 1998 Annual Meeting.

                  (b) In the event any change is made to the Stock purchasable under the Plan by reason of any recapitalization, stock dividend, stock split, combination of shares or other change affecting the outstanding common stock of the Company as a class without receipt of consideration, then appropriate adjustments shall be made by the Plan Administrator to the class and maximum number of shares purchasable under the Plan, the class and maximum number of shares purchasable per Participant under any purchase right outstanding at the time or purchasable per Participant over the term of the Plan, and the class and number of shares and the price per share of the Stock subject to outstanding purchase rights held by Participants under the Plan.

     VII.         PURCHASE RIGHTS

                  An Employee who participates in the Plan for a particular purchase period shall have the right to purchase Stock on the purchase dates designated by the Plan Administrator for such purchase period upon the terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

                  (a) Purchase Price. The purchase price per share shall be the lesser of (i) 85% of the fair market value of a share of Stock on the date on which the purchase right is granted or (ii)


                                       4.

85% of the fair market value of a share of Stock on the date the purchase right is exercised. For purposes of determining such fair market value (and for all other valuation purposes under the Plan), the fair market value per share of Stock on any date shall be determined in accordance with the following provisions:

                                 (i) If the  Stock is not at the time  listed or
                  admitted to trading on any stock exchange but is traded on the Nasdaq National Market, the fair market value per share shall be the closing selling price per share of Stock on the date in question, as such prices are reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no reported closing selling price on the date in question, then the closing selling on the last preceding date for which such quotation exists shall be determinative of fair market value.

                                (ii) If the Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price per share of Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Stock, as such price is officially quoted on such exchange. If there is no reported sale of Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

                  (b) Number of Purchasable Shares. The number of shares purchasable by a Participant on any particular purchase date shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the quarterly or semi-annual period beginning with the start of the purchase period or the most recent purchase date in the same purchase period (whichever is applicable), together with any amount carried over from the preceding purchase date in the same purchase period pursuant to the provisions of Section VII(f), by the purchase price in effect for such purchase date. However, the maximum number of shares purchasable by the Participant on any purchase date shall not exceed 3,000 shares, in the case of a purchase period in which purchases are effected quarterly, or 6,000 shares, in the case of a purchase period in which purchases are effected semi-annually (subject in either instance to adjustment under Section VI(b)). In addition, the maximum number of shares for which purchase rights may in the aggregate be granted to any individual who is subject to the short-swing profit restrictions of the Federal securities laws shall not exceed 50,000 shares (subject to adjustment under Section VI(b)) over the term of the Plan. Accordingly, no such officer or director shall be eligible to receive purchase rights for any purchase period if the number of shares which would otherwise be purchasable by such individual for that purchase period would result in the issuance to such individual of shares of Stock in excess of the maximum number of shares purchasable in the aggregate by such individual over the term of the Plan. Each of the foregoing share-limitations has been adjusted to reflect the two-for-one forward split of the Stock effected on December 21, 1995.


                                       5.

                  Under no circumstances shall purchase rights be granted under the Plan to any Employee if such Employee would, immediately after the grant, own (within the meaning of Section 424(d) of the Code), or hold outstanding options or other rights to purchase, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its Corporate Affiliates.

                  (c) Payment. Payment for Stock purchased under the Plan shall be effected by means of the Participant's authorized payroll deductions. Such deductions shall begin on the first pay day coincident with or immediately following the commencement date of the relevant purchase period and shall terminate with the pay day ending with or immediately prior to the last day of the purchase period. The amounts so collected shall be credited to the Participant's individual account under the Plan, but no interest shall be paid on the balance from time to time outstanding in the account. The amounts collected from a Participant may be commingled with the general assets of the Company and may be used for general corporate purposes.

                  (d) Termination of Purchase Rights.

                        (i) A Participant may, prior to any purchase date, terminate his/her outstanding purchase right under the Plan by filing the prescribed notification form with the Plan Administrator (or its designate). The Company will then refund all sums previously collected from the Participant and not previously applied to the purchase of Stock during the purchase period, and no further amounts will be collected from the Participant with respect to the terminated purchase right.

                        (ii) The termination shall be irrevocable with respect to the particular purchase period to which it pertains and shall also require the Participant to re-enroll in the Plan (by making a timely filing of a new purchase agreement and payroll deduction authorization) if the Participant wishes to resume participation in a subsequent purchase period.

                  (e) Termination of Employment. If a Participant ceases Employee status during any purchase period, then the Participant's outstanding purchase right under the Plan shall immediately terminate and all sums previously collected from the Participant and not previously applied to the purchase of stock during such purchase period shall be promptly refunded. However, should the Participant die or become permanently disabled while in Employee status, then the Participant or the person or persons to whom the rights of the deceased Participant under the Plan are transferred by will or by the laws of descent and distribution (the "successor") will have the election, exercisable at any time prior to the purchase date for the quarterly or semi-annual period in which the Participant dies or becomes permanently disabled, to (i) withdraw all the funds in the Participant's payroll account at the time of his/her cessation of Employee status or (ii) have such funds applied to the purchase of shares of Stock on the next purchase date. In no event, however, shall any further payroll deductions be added to the Participant's account following his/her cessation of Employee status.


                                       6.

                  For purposes of the Plan: (a) a Participant shall be considered to be an Employee for so long as such Participant remains in the employ of the Company or any other Participating Company under the Plan and (b) a Participant shall be deemed to be permanently disabled if he/she is unable, by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of at least twelve (12) months, to engage in any substantial gainful employment.

                  (f) Stock Purchase. Outstanding purchase rights shall be automatically exercised in a series of successive installments as provided in
Section IV(c). The exercise shall be effected by applying the amount credited to the Participant's account on the last date of the Fiscal Quarter, in the case of a purchase period in which purchases are effected quarterly, or the last date of the alternate Fiscal Quarter, in the case of a purchase period in which purchases are effected semi-annually, to the purchase of whole shares of Stock (subject to the limitations on the maximum number of purchasable shares set forth in Section VII(b)) at the purchase price in effect for such purchase date. Any amount remaining in the Participant's account after such purchase shall be held for the purchase of Stock on the next quarterly or semi-annual purchase date within the purchase period; provided, however, that any amount not applied to the purchase of Stock at the end of a purchase period shall be refunded promptly after the close of the purchase period, and any amount not applied to the purchase of stock by reason of the Section VII(b) limitations on the maximum number of purchasable shares shall be refunded promptly after the quarterly or semi-annual purchase date.

                  (g) Proration of Purchase Rights. Should the total number of shares of Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and any amounts credited to the accounts of Participants shall, to the extent not applied to the purchase of Stock, be refunded to the Participants.

                  (h) Rights as Shareholder. A Participant shall have no rights as a shareholder with respect to shares covered by the purchase rights granted to the Participant under the Plan until the shares are actually purchased on the Participant's behalf in accordance with Section VII(f). No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

                  A Participant shall be entitled to receive, as soon as practicable after the date of each purchase, stock certificates for the number of shares purchased on the Participant's behalf. Such certificate may, upon the Participant's request, be issued in the names of the Participant and his/her spouse as community property or as joint tenants with right of survivorship.

                  In lieu of delivering a stock certificate to each Participant, the Plan Administrator may, in its discretion, implement a designated broker program and direct the Company to issue a single stock certificate to a broker designated by the Plan Administrator. Such designated broker shall establish an account for each Participant in the Plan and shall effect transfers and sales from


                                       7.

such account at the direction of the Participant. To facilitate the designated broker program, the Plan Administrator may require, as a condition to participation in the Plan, that a Participant agree to the issuance of his or her stock certificates directly to the designated broker.

                  (i) Assignability. No purchase rights granted under the Plan shall be assignable or transferable by a Participant except by will or by the laws of descent and distribution, and the purchase rights shall, during the lifetime of the Participant, be exercisable only by such Participant.

                  (j) Merger or Liquidation of Company. In the event the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of a sale, merger or reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the State in which the Company is incorporated) or in the event the Company is liquidated, then all outstanding purchase rights under the Plan shall automatically be exercised immediately prior to such sale, merger, reorganization or liquidation by applying all sums previously collected from Participants pursuant to their payroll deductions in effect for such rights to the purchase of whole shares of Common Stock, subject, however, to the applicable limitations of Section VII(b).

    VIII.         ACCRUAL LIMITATIONS

                  (a) No Participant shall be entitled to accrue rights to acquire Stock pursuant to any purchase right under this Plan if and to the extent such accrual, when aggregated with (I) Stock rights accrued under other purchase rights outstanding under this Plan and (II) similar rights accrued under other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company or its Corporate Affiliates, would otherwise permit such Participant to purchase more than $25,000 worth of stock of the Company or any Corporate Affiliate (determined on the basis of the fair market value of such stock on the date or dates such rights are granted to the Participant) for each calendar year such rights are at any time outstanding.

                  (b) For  purposes  of  applying  the  accrual  limitations  of
Section VIII(a), the right to acquire Stock under each purchase right outstanding under the restated Plan shall accrue as follows:

                          - The right to acquire Stock under each such purchase right shall accrue in a series of successive quarterly or semi-annual installments as and when the purchase right first becomes exercisable for each installment as provided in Section IV(c).

                          - No right to acquire Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Stock under that purchase right or any other purchase rights held by the Participant at the rate of $25,000 worth of Stock (based on the fair market value on the date or dates of grant) for each calendar year (or portion thereof) for which such purchase rights have been outstanding.


                                      8.

                          - If by reason of the Section VIII(a) limitations, the Participant's outstanding purchase right does not accrue for a particular purchase date of any purchase period, then the payroll deductions which the Participant made during that quarterly or semi-annual period with respect to such purchase right shall be promptly refunded.

                  (c) In the event there is any conflict between the provisions of this Article VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VIII shall be controlling.

      IX.         STATUS OF PLAN UNDER FEDERAL TAX LAWS

                  (a) The Plan is designed to qualify as an employee stock purchase plan under Code Section 423. However, the Plan Administrator may, at any time in its discretion, cease to administer the Plan as a qualified employee stock purchase plan under Code Section 423. Accordingly, share purchases effected under the Plan at any time after the Plan ceases to be administered as a qualified employee stock purchase plan under Code Section 423 (whether pursuant to purchase rights granted before or after the Plan ceases to be qualified) shall result in taxable income to each Participant equal to the excess of (i) the fair market value of the purchased shares on the purchase date over (ii) the purchase price paid for such shares.

                  (b) To the extent required by law, the Company's obligation to deliver shares to the Participant upon the exercise of any outstanding purchase right shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

       X.         AMENDMENT AND TERMINATION

                  (a) The Board may from time to time alter, amend, suspend or discontinue the Plan; provided, however, that no such action shall become effective prior to the exercise of outstanding purchase rights at the end of the quarterly or semi-annual period in which such action is authorized; and provided, further, that no such action of the Board may, without the approval of the shareholders of the Company, increase the number of shares issuable under the Plan or the maximum number of shares which any one Participant may purchase during a single purchase period or over the term of the Plan (except for adjustments permitted under Section VI(b)), alter the purchase price formula so as to reduce the purchase price specified in the Plan, otherwise materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

                  (b) The Company shall have the right, exercisable in the sole discretion of the Plan Administrator, to terminate the Plan immediately following the end of a quarterly or semi-annual purchase date. Should the Company elect to exercise such right, then the Plan shall terminate in its entirety, and no further purchase rights shall thereafter be granted, and no further


                                       9.

payroll deductions shall thereafter be collected, under the Plan.

      XI.         GENERAL PROVISIONS

                  (a) The Plan was initially adopted by the Board on January 21,
1988 and approved by the stockholders on June 7, 1988. In January 1991, the Board approved a 250,000-share increase in the number of shares of Common Stock issuable under the Plan, and the stockholders approved such increase in May 1991. The 1992 restatement of the Plan and the 250,000-share increase approved by the Board on January 23, 1992 became effective on the first day of the first purchase period which began after the 1992 Annual Stockholders Meeting. Additional amendments were made to the Plan on January 27, 1994 and January 22, 1997 to increase the number of shares of Stock reserved for issuance under the Plan, and the January 1997 amendment also extended the term of the Plan to December 31, 2001. On January 30, 1998, the Board authorized an amendment to the Plan to increase the number of shares of Stock available for issuance hereunder by an additional 1,300,000 shares, subject to stockholder approval at the 1998 Annual Meeting. If such stockholder approval is not obtained, then no purchase rights will be granted under the Purchase Plan on the basis of the 1,300,000-share increase.

                  (b) The provisions of this restated Plan shall apply only to purchase rights exercised under the Plan from and after the Effective Date of such restatement. All exercises effected under the Plan prior to such Effective Date were governed by the terms and conditions of the Plan as in effect on each such exercise date, and nothing in this restated Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of the shares of Common Stock acquired thereunder.

                  (c) The Plan shall terminate upon the earlier of (i) December 31, 2001 or (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan.

                  (d) All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

                  (e) Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any of its Corporate Affiliates for any period of specific duration, and such person's employment may be terminated at any time, with or without cause.

                  (f) The provisions of the Plan shall be governed by the laws of the State of California.


                                      10.

                                   Schedule A

                           Companies Participating in
                        1988 Employee Stock Purchase Plan

                             As of January 30, 1998


                               Komag, Incorporated

                         Komag Material Technology, Inc.

                          Komag U.S.A. (Malaysia) Sdn.

                            Komag Asia Pacific, Inc.

                                                                      APPENDIX A


PROXY                 THIS PROXY IS SOLICITED ON BEHALF OF                 PROXY

                 THIS BOARD OF DIRECTORS OF KOMAG, INCORPORATED


     The undersigned hereby appoints STEPHEN C. JOHNSON and TU CHEN, or either of them, as lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution) to represent and to vote all shares of the Company's capital stock which the undersigned is entitled to vote at the Company's Annual Meeting of Stockholders on May 27, 1998, and any adjournment or postponements thereof as follows:

                (Continued, and to be signed on the other side)

                            - FOLD AND DETACH HERE -

                                                                                                                     [X] Please mark
                                                                                                                          your votes
                                                                                                                             as this



                                                                                                              FOR  AGAINST  ABSTAIN
                                              WITHHOLD    2. APPROVAL OF AMENDMENT TO THE COMPANY'S 1988      [ ]    [ ]      [ ]
1. ELECTIONS OF DIRECTORS            FOR       FOR ALL       EMPLOYEE STOCK PURCHASE PLAN
                                     [ ]         [ ]
   INSTRUCTION: If  you wish  to                          3. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG     [ ]    [ ]      [ ]
   withhold authority to vote for                            LLP AS INDEPENDENT AUDITORS
   any individual nominee, strike
   a line through that  nominee's
   name in the list below:
                                                          Receipt  is  hereby  acknowledged  to the  Notice
Tu  Chen,  Stephen  C. Johnson, Craig R. Barrett,         of Annual Meeting of Shareholders  and
Chris A. Eyre, Irwin Federman, George A. Neil,            Proxy Statement dated April 10 1998.
Max Palevsky, Anthony Sun, Masayoshi Takebayashi
                                                             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                                                             CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.
--------------------------------------------------
                                                          This Proxy will be voted as  directed,  or if
I PLAN TO ATTEND THE MEETING         [ ]                  no direction is indicated,  will be voted FOR
                                                          each  of  the  proposals  below  and,  at the
                                                          direction  of the  persons  named as  proxies
                                                          upon such other  matters as may properly come
                                                          before the meeting. This Proxy may be revoked
                                                          at any time before it is voted.

                                                          The Board of Directors  recommends a vote FOR
                                                          Items 1, 2 and 3.


                                                                                                                               [ ]


Signature(s) ----------------------------------------------------------------------    Dated -------------------------------- , 1998

NOTE:  (please sign exactly as shown on your stock  certificate and on the envelope in which this proxy was mailed.  When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian, or in any other representative capacity, give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)
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